UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): September 9, 2022

VAALCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable
(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	EGY	New York Stock Exchange
Common Stock, par value $0.10	EGY	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On September 9, 2022, VAALCO Gabon S.A. (“VAALCO Gabon”), a wholly-owned subsidiary of VAALCO Energy, Inc. (the “Company”), entered into an addendum (the Addendum”) to the Contract for the Provision of an FPSO, dated August 20, 2001, as amended (the “FPSO Contract”) with Tinworth Pte. Limited (“Contractor”) and Tinworth Gabon S.A. (“Operator”).  The Addendum extends the FPSO Contract from September 20, 2022 to provide for VAALCO Gabon to produce to the FPSO up until 23:59 local Gabon time on October 4, 2022.  Pursuant to the Addendum, the parties have set forth their respective rights and obligations in connection with the demobilization of the FPSO. VAALCO Gabon has agreed to pay the Operator and/or Contractor day rates of $150,000 from August 20, 2022 through October 4, 2022 and $108,000 from October 5, 2022 through January 2, 2023 and other demobilization fees totaling $5.8 million on a gross basis ($3.7 million net to VAALCO Gabon).  The Operator shall invoice VAALCO Gabon $0.9 million of the demobilization fees no sooner that October 4, 2022 and the remaining $4.9 million no sooner than January 2, 2023.  Payment is due within thirty (30) calendar days of receipt of an invoice. The Company has reaffirmed its guaranty of VAALCO Gabon’s obligations under the FPSO Contract, as amended by the Amendment.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: September 12, 2022
	By:	/s/ Jason Doornik
	Name:	Jason Doornik
	Title:	Chief Accounting Officer and Controller